Report of Independent Registered Public Accounting
Firm


To the Board of Trustees and Shareholders of Nuveen Multistate Trust III

In planning and performing our audit of the financial statements of Nuveen Multistate Trust III (comprised of
"Nuveen Georgia Municipal Bond Fund, Nuveen "
"Louisiana Municipal Bond Fund, Nuveen North "
Carolina Municipal Bond Fund and Nuveen Tennessee
"Municipal Bond Fund, hereafter referred to as the "
"Funds) for the year ended May 31, 2004, we considered "
"their internal control, including control activities for "
"safeguarding securities, in order to determine our " auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with "the requirements of Form N-SAR, not to provide " assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In "fulfilling this responsibility, estimates and judgments by " management are required to assess the expected benefits
"and related costs of controls. Generally, controls that " are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized
"acquisition, use or disposition."


"Because of inherent limitations in internal control, errors "
"or fraud may occur and not be detected. Also, " projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.


Our consideration of internal control would not
necessarily disclose all matters in internal control that
might be material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States).  A material weakness
is a condition in which the design or operation of one or
more of the internal control components does not reduce
to a relatively low level the risk that misstatements
caused by error or fraud in amounts that would be
material in relation to the financial statements being
audited may occur and not be detected within a timely
period by employees in the normal course of performing
"their assigned functions.  However, we noted no matters "
"involving internal control and its operation, including "
controls for safeguarding securities that we consider to
"be material weaknesses as defined above as of May 31, "
2004

This report is intended solely for the information and "use of the Board of Trustees, management and the "
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers


"Chicago, Illinois"
16-Jul-04
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